                                                                   EXHIBIT 10.16

                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") by and between Manhattan Associates, LLC, a Georgia limited liability company ("Company"), and Greg Cronin ("Executive") is hereby entered into and effective as of the 15th day of November, 1997 (the "Effective Date").

     WHEREAS, Company is engaged in the development, marketing, selling, implementation and installation of computer software solutions specifically designed for the management of warehouse and distribution centers for consumer product manufacturers, retailers and retail and grocery suppliers and distributors (the "Company Business");

     WHEREAS, Company desires to employ executive as Executive Vice President, Sales and Marketing and Executive desires to accept said employment by Company; and

     WHEREAS, Company and Executive have agreed upon the terms and conditions of Executive's employment with Company and the parties desire to express the terms and conditions in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, it is hereby agreed as follows:


                             A G R E E M E N T S :
                             -------------------

     1.  Employment and Duties.
         ---------------------

          A. Company shall employ Executive as Executive Vice President, Sales and Marketing in accordance with the terms and conditions set forth in this Agreement. Executive hereby accepts employment on the terms set forth herein. Executive shall report to the Chief Executive Officer of Company or such other executive as may be designated by the Chief Executive Officer or the Board of Managers.

          B.  Executive shall have such duties as are set forth on EXHIBIT A
                                                                   ---------
("Duties") and as may otherwise be assigned to him by the Chief Executive Officer of Company or such other executive as may be designated by the Chief Executive Officer of Company, from time to time.

          C. Executive agrees that he shall at all times faithfully and to the best of his ability and experience perform all of the duties that may be required of him pursuant to the terms of this Agreement. Executive shall devote his full business time to the performance of his obligations hereunder.

          D. Neither the foregoing nor any other provision of this Agreement is intended or shall be construed as preventing Executive from devoting his time and effort to charitable and community activities substantially to the same extent as he has devoted time and effort prior to the effective date of this Agreement, provided that such involvement with charitable and community activities does not materially interfere with the performance of his duties under this Agreement.

     2.  Compensation.
         ------------

          A. Base Salary. During his employment hereunder, Company shall pay to
             -----------
Executive an initial base salary ("Base Salary") of $16,667.67 per month ($200,000 annualized), subject to all standard employment deductions. Company shall annually review Executive's base salary based on his performance.

          B.  Signing Bonus.  Company shall pay to Executive a one-time signing
              -------------
bonus of $100,000 (the "Signing Bonus"), subject to all standard employment deductions, with Executive's first paycheck following the Executive's execution of this Agreement. In the event that Executive voluntarily leaves the employ of Company within one year following the Effective Date, Executive agrees to repay Company an amount equal to the Signing Bonus less the tax liability Executive incurs in connection with Company's payment of the Signing Bonus.

          C.  Relocation Expenses.  Company shall provide Executive with
              -------------------
relocation expenses in accordance with the terms set forth on Exhibit A hereto.
                                                              ---------

          D.  Performance-Related Bonus.  Executive shall be eligible to receive
              -------------------------
an initial performance-related bonus of up to $100,000 per year from the Effective Date, subject to all standard employment deductions, based on the criteria set forth on Exhibit A hereto. Company will annually review the bonus
                      ---------
based on Executive's performance.

          E.  Stock Option.  Executive shall receive an option (the "Option") to
              ------------
purchase 175,000 shares of Company at an exercise price not to exceed $7.00 per share, pursuant to the Manhattan Associates, LLC Option Plan (the "Option Plan"). The Option shall vest as to one-third of the underlying shares on each of the first, second and third anniversaries of the Executive's date of hire.

          F.  Employee Benefits.  Executive shall be entitled to participate in
              -----------------
all employee benefit plans which Company provides for its employees at the executive level. As of the effective date of this Agreement, such benefits include those described on EXHIBIT A.
                           ---------

          G.  Expenses.  Executive shall be reimbursed for expenses reasonably
              --------
incurred in the performance of his duties hereunder in accordance with the policies of Company then in effect.

          H. Vacation. Executive shall be entitled to three (3) weeks of paid
             --------
vacation per calendar year in 1998, and Chief Executive Officer will consider four (4) weeks per year thereafter.

     3.  Term.  This Agreement is effective when signed by both parties and will
         ----
remain in effect for an indefinite period of time. The parties agree that Executive's employment may be terminated at any time, for any reason or for no reason, for cause or not for cause, with or without notice, by Company or Executive. Upon any such termination, Executive shall return immediately to Company all documents and other property of Company, together with all copies thereof, including all Work Product and Proprietary Information, within Executive's possession or control.

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          Executive may consider his employment terminated if his duties or responsibilities are altered without his consent so as to diminish his Duties or responsibilities as set forth on EXHIBIT A.
                                 ---------

          For purposes of this Agreement, Work Product shall mean the data, materials, documentation, computer programs, inventions (whether or not patentable), and all works of authorship, including all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right, created or developed in whole or in part by Executive while performing services in furtherance of or related to the Company Business.

          For purposes of this Agreement, Proprietary Information means all Trade Secrets and Confidential Information of Company.

          For purposes of this Agreement, Trade Secrets shall mean information of Company constituting a trade secret within the meaning of Section 10-1-761(4) of the Georgia Trade Secrets Act of 1990, including all amendments hereafter adopted.

          For purposes of this Agreement, Confidential Information shall mean Company information in whatever form, other than Trade Secrets, that is of value to its owner and is treated as confidential.

     4.  Severance.  In the event of any termination of employment, other than a
         ---------
Termination With Cause, as defined in the Option Plan, or voluntary termination, Executive shall receive a severance payment equal to the amount of Executive's base salary (determined as of the date of his termination) which he would normally receive during twelve (12) months of employment, subject to all standard deductions, payable in full within thirty (30) days of termination of employment. Company's obligation to make the severance payment shall be conditioned upon Executive's (i) execution of a release agreement in a form reasonably acceptable to the Company, whereby Executive releases the Company from any and all liability and claims of any kind, other than any benefits or rights, including rights under this Agreement, to which Executive is already entitled, and (ii) compliance with the restrictive covenants and all post-termination obligations contained in this Agreement.

     5. Ownership.
        ---------


          (a) All Work Product will be considered work made for hire by Executive and owned by Company. To the extent that any Work Product may not by operation of law be considered work made for hire or if ownership of all rights therein will not vest exclusively in Company, Executive assigns to Company, now or upon its creation without further consideration, the ownership of all such Work Product. Company has the right to obtain and hold in its own name copyrights, patents, registrations, and any other protection available in the Work Product. Executive agrees to perform any acts as may be reasonably requested by Company to transfer, perfect, and defend Company's ownership of the Work Product.

          (b) To the extent any materials other than Work Product are contained in the materials Executive delivers to Company or its Customers, Executive grants to Company an irrevocable, nonexclusive, worldwide, royalty-free license to use and distribute (internally or externally) or authorize others to use and distribute copies of, and prepare derivative works based upon, such materials and derivative works thereof. Executive agrees that during his or her employment, any money or other remuneration received by Executive for services rendered to a Customer belong to Company.

          For purposes of this Agreement, Customers shall mean any current customer or prospective customer of Company.

     6.  Trade Secrets and Confidential Information.
         ------------------------------------------


          (a) Company may disclose to Executive certain Proprietary Information. Executive agrees that the Proprietary Information is the exclusive property of Company (or a third party providing such information to Company) and Company (or such third party) owns all worldwide copyrights, trade secret rights, confidential information rights, and all other property rights therein.

          (b) Company's disclosure of the Proprietary Information to Executive does not confer upon Executive any license, interest or rights in or to the Proprietary Information. Except in the performance of services for Company, Executive will hold in confidence and will not, without Company's prior written consent, use, reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, or for any purpose, any Proprietary Information communicated or made available by Company to or received by Executive. Executive agrees to notify Company immediately if he discovers any unauthorized use or disclosure of the Proprietary Information.

          (c) To further protect Proprietary Information, Executive agrees that if his or her employment with Company during the first three (3) years after the initial date of employment Effective Date, then for a period of six (6) months after the end of Executive's employment he will not, without Company's prior written consent, perform any of the Duties that he performed on behalf of Company for the Executive's immediately prior employer if such prior employer competes with the Company Business.

          (d) Executive's obligations under this Agreement with regard to (i) Trade Secrets shall remain in effect for as long as such information remains a trade secret under applicable law, and (ii) Confidential Information shall remain in effect during Executive's employment with Company and for three years thereafter. These obligations will not apply to the extent that Executive establishes that the information communicated (1) was already known to Executive, without an obligation to keep it confidential at the time of its receipt from Company; (2) was received by Executive in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or (3) was publicly known at the time of its receipt by Executive or has become publicly known other than by a breach of this Agreement or other action by Executive.

     7.  Non-Solicitation.
         ----------------

          A. Customers.  The Corporate relationships made or enhanced during
             ---------
Executive's employment with Company belong to Company. During Executive's employment and the one year period beginning immediately upon the termination of Executive's employment with Company for any reason (the "One Year Limitation Period"), Executive will not, without Company's prior written consent, contact, solicit or attempt to solicit, on his own or another's behalf, any Customer with whom Executive had contact while employed by Company in the two years prior to the end of Executive's employment with Company for any reason (the "Two Year Restrictive Period") with a view of offering, selling or licensing any program, product or service that is competitive with the Company Business.


          B.   Employees/Independent Contractors.  During Executive's employment
               ---------------------------------
and the One Year Limitation Period, Executive will not, without Company's prior written consent, call upon, solicit, recruit, or assist others in calling upon, soliciting or recruiting any person who is or was an employee of Company during the Two Year Restrictive Period for the purpose of having such person work in any other corporation, entity, or business that is competitive with the Company Business.

     8.   Non-Competition.  During the One Year Limitation Period, Executive
          ---------------
agrees that he will not, without Company's prior written consent, perform his or her Duties for any person or entity in the territory described on EXHIBIT A
                                                                     ---------
hereto (the "Territory")which competes directly with the Company Business if Company is still engaged in the Company Business during such One Year Limitation Period. The parties agree and acknowledge that (i) the definitions of Duties and Territory and period of restriction reasonably and fairly limit this noncompete restriction and are reasonably required for Company's protection because Executive must perform his or her Duties on behalf of Customers who are located throughout the Territory; and (ii) by having access to information concerning employees and Company's Customers, Executive shall obtain a competitive advantage as to such parties.

     9.  Acknowledgments.  The parties hereto agree that:  (i) the periods of
         ---------------
restriction and Territory of restriction contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of Company; (ii) by having access to information concerning employees and customers of Company, Executive shall obtain a competitive advantage as to such parties;
(iii) the covenants and agreements of Executive contained in this Agreement are reasonably necessary to protect the interests of Company in whose favor said covenants and agreements are imposed in light of the nature of Company's business and the involvement of Executive in such business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of Company in light of the substantial harm that Company will suffer should Executive breach any of the provisions of said covenants or agreements and (v) the covenants and agreements of Executive contained in this Agreement form material consideration for this Agreement.

     10.  Remedy for Breach.  Executive agrees that the remedies at law of
          -----------------
Company for any actual or threatened breach by Executive of the covenants contained in Sections 5. through 8. of this Agreement would be inadequate and that Company shall be entitled to specific performance of the covenants in such paragraphs or injunctive relief against activities in violation of such paragraphs, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Sections 5. through 8. of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by Executive against Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by Company of said covenants.

     11.  No Prior Agreements.  Executive hereby represents and warrants to
          -------------------
Company that the execution of this Agreement by Executive and Executive's employment by Company and the performance of Executive's duties hereunder shall not violate or be a breach of any agreement with a former employer, client or any other person or entity.

     12.  Assignment; Binding Effect.  Executive understands that Executive has
          --------------------------
been selected for employment by Company on the basis of Executive's personal qualifications, experience and skills. Executive agrees, therefore, that Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 13. below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. The rights and obligations of Company hereunder shall be available to a successor in interest of Company, including a successor established for the purpose of converting Company to a corporation.

     13.  Complete Agreement.  This Agreement is not a promise of future
          ------------------
employment. Executive has no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between Company and Executive, including without limitation that certain Offer Letter from the Company executed by Executive on November 15, 1997. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

     14.  Notice.  Whenever any notice is required hereunder, it shall be given
          ------
in writing addressed as follows:


     To Company:      Manhattan Associates, LLC
                      3101 Towercreek Parkway
                      Suite 300
                      Atlanta, Georgia  30339
                      Attention:  Chief Operating Officer

     With a copy to:  Morris, Manning & Martin, L.L.P.
                      1600 Atlanta Financial Center
                      3343 Peachtree Road, N.E.
                      Atlanta, Georgia 30326
                      Attention:  John C. Yates, Esq.

     To Executive:    Greg Cronin
                      ______________________
                      ______________________

     Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 14.

     15.  Severability; Headings.  If any portion of this Agreement is held
          ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

     16.  Governing Law.  This Agreement shall in all respects be construed
          -------------
according to the laws of the State of Georgia.

     17.  Counterparts.  This Agreement may be executed simultaneously in two
          ------------
(2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute, but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              COMPANY:


                              Manhattan Associates, LLC



                              By: /s/ Alan J. Dabbiere
                                  -------------------------------

                              Name: Alan J. Dabbiere
                                    -----------------------------

                              Title: President
                                     ----------------------------

                              Date:
                                    ------------------


                              EXECUTIVE:

                              /s/ Greg Cronin
                              -----------------------------------
                              Greg Cronin

                              Date:
                                    -----------------------------

                                   EXHIBIT A

     The "Duties" of the Executive shall be those of the Executive Vice President, Sales and Marketing of the Company, who is responsible for coordinating sales and marketing matters relating to the Company, to include the following:

 .    All sales and marketing activities, subject to change upon mutual agreement


Company shall provide Executive with the following relocation expenses:

 .    Full cost of moving Executive's household goods and personal effects from
Oconomowoc, Wisconsin by a carrier approved by Company to include insurance protection and up to ninety (90) days temporary storage.

 .    All reasonable expenses associated with up to four (4) trips for Executive and Executive's family to Atlanta to locate suitable housing.

 . For Executive's trip to Atlanta to report to work, Company will either (i) pay the airfare for Executive and Executive's family, or (ii) automobile mileage will be reimbursed at .29 cents per mile and Executive will receive an allowance of $55.00 for each 450 miles traveled, or fraction thereof.

 .    If, after arriving in Atlanta, Executive is unable to move directly into his new residence, Executive will receive a daily allowance of $150.00 for up to sixty (60) days if necessary. This temporary living allowance may be extended or modified in the event Executive's home has not sold within the next sixty
(60) days.

 .    Company will pay for reasonable closing costs involved with the sale of
Executive's home in Oconomowoc, and will reimburse you for the real estate commission incurred in that sale (at the locally prevailing rate but not to exceed seven percent) if it is within one year of Executive's hire date.

 .    Company will reimburse Executive for the closing costs associated with the purchase of a home in the Atlanta area (to include the number of points for a competitive loan by a large lending institution) if Executive purchases the home within one year of his hire date.

 .    Executive will receive a miscellaneous relocation payment of $5,000
(taxable, 28% Federal, 7.65 FICA) to be paid within three weeks of Executive's first day of employment.

 .    All taxable relocation expenses will be "grossed-up."



     Executive's performance-related bonus shall be structured as follows:

     One half is objective based on revenue and earnings growth (non-acquisition related). In the event of an acquisition, the most recent sales revenue and earnings of the acquired company will be added to the base-line revenue.

0 - 25% revenue growth           Bonus is 0
25 - 75% revenue growth          Bonus is 2% of $25,000 for each 1% of growth
0 - 25% earnings growth          Bonus is 0
25 - 75% earnings growth         Bonus is 2% of $25,000 for each 1% of growth

     The other half of the bonus is subjective based on the following:

     (1)  Relationships
         -Big six consulting firms, distribution channel influencers -Research companies such as Gartner Group and AMR
         -Partners such as Oracle, SAP, etc.
     (2)  Recruitment & development of sales infrastructure
     (3)  Recruitment & development of marketing infrastructure
     (4)  Providing guidance for overall company strategic direction


     Current benefits offered to executive employees include the following:


 .  comprehensive medical insurance via either a Health Maintenance Organization
(HMO) or Point of Service (POS) Plan through Blue Cross/Blue Shield with coverage effective on first day of employment and no premium costs for Executive or Executive's dependents;

 . comprehensive dental insurance effective on first day of employment with a small employee contribution required;

 . Company-paid life and accidental death and disability insurance effective on first day of employment;

 . Company-paid short and long term disability coverages effective on the first of the month following thirty (30) days of employment;

 . 401(k) Plan with employer match. Eligibility for employee contributions begin on the first of the month following thirty (30) days of employment. Employer match beginning with 2nd year of participation in the plan;

 . Profit Sharing and Money Purchase Plan; eligibility begins with the first of the month following one (1) year of employment;

 .  vacation days (see Section 2H of the Agreement); and

 .  nine (9) paid holidays per year after a fourteen-day waiting period.

     The "Territory" is the Atlanta, Georgia metropolitan area, consisting of the following counties: Barrow, Bartow, Carroll, Cherokee, Clayton, Cobb, Coweta, DeKalb, Douglas, Fayette, Forsyth, Fulton, Gwinnett, Henry, Newton, Paulding, Pickens, Rockdale, Spalding and Walton.